UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2005

EARTHWORKS ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15599	22-2442288
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Dutura Street, West Palm Beach, FL 33314
(Address of principal executive offices)

(561) 719-9841
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Earthworks Board of Directors has been notified that Schuhalter, Coughlin & Suozzo, P.C., the independent accountant that audited Earthworks’ financial statements for the year ended September 30, 2003 and reviewed Earthworks’ financial statements for the quarter ended December 31, 2003, was not registered with the Public Company Accounting Oversight Board at the time it rendered its audit report and its review report. For that reason, the Board of Directors has determined that the audit report of Schuhalter Coughlin & Suozzo, P.C. included in Earthworks’ Annual Report on Form 10-KSB for the year ended September 30, 2003 and in its Form 10-KSB for the year ended September 30, 2004 should not be relied upon. Likewise, the financial statements included in Earthworks Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003 should not be considered to have been reviewed.

Earthworks is filing amendments to each of the filings noted above in order to remove the audit report of Schuhalter, Coughlin & Suozzo, P.C. and make related disclosures.

As reported in the Current Report on Form 8-K filed on May 14, 2004, Earthworks accepted the resignation of Schuhalter Coughlin & Suozzo, P.C. on May 10, 2004, and retained as its independent accountant Rosenberg Rich Baker Berman & Co., which is registered with the Public Company Accounting Oversight Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHWORKS ENTERTAINMENT, INC.

Dated: October 21, 2005	By:	/s/ Peter Keefe
Peter Keefe
Chief Executive Officer